Exhibit 10(c)
AMENDMENT TO WAIVE SECTION 6(G)(V) OF
GE 2007 LONG-TERM INCENTIVE PLAN
(AS AMENDED AND RESTATED APRIL 26, 2017, AND
AS FURTHER AMENDED AND RESTATED FEBRUARY 15, 2019)

This waiver (this “Waiver”) is made as of August 18, 2020 (the “Effective Date”) to the GE 2007 Long-Term Incentive Plan (as amended and restated April 26, 2017, and as further amended and restated February 15, 2019, the “Plan”).
1.Except as defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan.
2.Effective as of the Effective Date, the board of directors of the Company hereby amends the Plan to waive the per-person annual limitation on Awards to employees, for purposes of granting the performance shares to the Chief Executive Officer of the Company (the “CEO”) pursuant to that certain Performance Share Grant Agreement, expected to be on or about August 18, 2020, by and between the Company and the CEO.
3.Except as expressly modified by this Waiver, all of the terms and conditions of the Plan shall continue unchanged and in full force and effect.